UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2008

INTERACTIVE INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-27385 (Commission File Number)	35-1933097 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 28, 2008, Interactive Intelligence, Inc. (the "Company") issued a press release describing its results of operations for its second quarter ended June 30, 2008. See the Company's press release attached hereto as Exhibit 99.1, which is incorporated by reference into this Item 2.02.

Item 8.01    Other Events.

        On July 28, 2008, the Company announced that its Board of Directors has approved a share repurchase program for its common stock under which the Company may purchase up to a maximum aggregate purchase price of $10 million over the next year.  Repurchases may be made from time to time in the open market and in privately negotiated transactions, based on business and market conditions.  The program may be amended, suspended or discontinued at any time and does not commit the Company to repurchase shares of its common stock.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits:

The following item is furnished as an exhibit to this current report on Form 8-K:

99.1	Press Release, dated July 28, 2008, issued by Interactive Intelligence, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: July 28, 2008	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 28, 2008, issued by Interactive Intelligence, Inc.